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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 18, 2004 except as to Note 2, for which the date is November 22, 2005, and our reports dated March 31, 2006 relating to the consolidated financial statements which appear in the EXCO Resources, Inc. Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our reports dated May 15, 2006 and of our report dated March 18, 2004 except as to Note 2, for which the date is November 22, 2005, relating to the consolidated financial statements which appear in the EXCO Resources, Inc. Amendment No. 1 to Form 8-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX
December 21, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM